COMMERCIAL LEASE

        THIS AGREEMENT of Lease made this 1st day of August, A.D. 1997 Between JOHN J. PASSAN ("Lessor"), party of the one part, and LESLIE FAY MARKETING, INC. ("Lessee"), party of the other part,

        Witnesseth, that the Lessor, in consideration of the rents and covenants hereinafter mentioned, does demise and lease unto the said Lessee premises situate in the Borough of Laflin, County of Luzerne and State of Pennsylvania, described as follows, to wit:

                All of the ground floor area located in Building 91 of the Valley Distributing & Storage Co. Complex, being located at 41 Passan Drive, Borough of Laflin, Luzerne County, Pennsylvania and containing approximately 194,685 square feet (the "Demised Premises" or "Premises" or "demised premises" or "premises"), as more particularly shown on Exhibit A annexed thereto and made a part hereof.

        The Premises to be used only for warehouse, cutting and shipping of products, as well as administrative, general and clerical office uses and other activities ancillary thereto.

        Notwithstanding any provision of the lease to the contrary, Lessee shall be permitted to use portions of the Demised Premises for the following purposes:

                a. the sale in the Demised Premises to Lessee's employees and business visitors by Lessee or third parties through
                        (1) vending machines and/or (2) other methods of sale selected by Lessee which are permitted by law, providing, however, that in no event may Lessee operate a retail or wholesale outlet from the Demised Premises;

                b. installation, maintenance and operation of the Demised Premises of (i) electronic data processing equipment and business machines, and (ii) printing and other reproducing equipment used for purposes incidental to the business of Lessee; and

                c. installation, maintenance and operation of communication equipment, such as telephones, computers,.telecopiers, telex and the like, for purposes incidental to the business of Lessee; and

                d.      installation,   maintenance   and  operation  of  sewing
                        machines, microdynamics, printing machines and similar equipment for purposes relating to business of Lessee.


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        To have and to hold unto the said Lessor,  subject to the  conditions of this Agreement, for the ten-n beginning on the 1" day of August, 1997, and ending on the 30' day of June, 2001.

        In consideration of which the said Lessee agrees that it will pay to the Lessor for the use of said premises, the following rentals:

                                                               MONTHLY
        TERM                                 BASE RENT          RENTAL

        August 1, 1997 thru July 31, 1998    $500,000        $41,666.67

        August 1, 1998 thru July 31, 1999    $550,000        $45,833.33

        August 1, 1999 thru July 31, 2000    $575,000        $47,916.67

        August 1, 2000 thru July 31, 2001    $600,000        $50,000.00

Lessee is hereby given an option to renew this Lease for an additional four (4) year term by giving Lessor at least six (6) months prior written notice of its intention to renew. If Lessee exercises said option, the rental for the option period shall be as follows:

                                                               MONTHLY
        TERM                                 BASE RENT          RENTAL

        August 1, 2001 thru July 31, 2002    $630,000        $52,500.00

        August 1, 2002 thru July 31, 2003    $660,000        $55,000.00

        August 1, 2003 thru July 31, 2004    $690,000        $57,500.00

        August 1, 2004 thru July 31, 2005    $720,000        $60,000.00

        THIS LEASE IS MADE AND ACCEPTED ON THE FOLLOWING CONDITIONS

        1. No waste shall be committed; and at the end of the said term the Demised Premises shall be delivered in as good condition as at the commencement thereof, ordinary wear and tear and damage by fire, tempest, lightning, the elements or other casualty and condemnation excepted.

        2. The rent reserved shall be promptly paid on the several days and times herein specified without set-off, deduction or abatement, except as otherwise set forth herein, at the principal office of the Lessor, 1 Passan Drive, Laflin, Pennsylvania.


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        3.      If the Lessee shall abandon the Premises, it shall be considered a default.

        4. Said Lessee shall not carry on any unlawful or immoral business in or about the Demised Premises and shall not carry on any business not expressly permitted herein.

        5. Nothing contained in this Lease is intended to prohibit the permitted business and uses expressly for which the premises are being demised under this Lease.

        6. The Lessee agrees to pay all bills which may be incurred for light, heat or power used or consumed upon the Demised Premises. The Lessor shall not be responsible in any way in the event that the supply of heat is cut off by reason of any cause beyond the control of the Lessor. And the Lessee does hereby release the Lessor from any damage which may result to him by reason of the failure of the supply of heat. Should the Lessee fail to pay any bills as aforesaid, the Lessor shall have the right to pay the same, and the amount as paid shall be chargeable to the Lessee as additional rent. Lessor represents and warrants to Lessee the Premises are served by utilities which supply electricity, water, sanitary sewers, telephone service and natural gas and heating oil to the Premises.

        7. Lessee accepts the Demised Premises as they now are and undertakes to make all non-structural interior repairs and alterations necessary to adapt the Demised Premises for the purposes for which they are leased at Lessee's own expense for which Lessor's consent shall not be required, but must obtain the prior written consent of Lessor to any structural improvements or alterations, which consent shall not be unreasonably withheld or delayed.

                The Lessee agrees to keep the premises in a good condition of repair. All refuse of any kind shall be removed from the premises at the cost of the Lessee at least once a week or oftener, if need be. Should the Lessee fail to comply with the provisions of this clause of the lease, the Lessor may enter the premises and make said repairs or remove said refuse and do all other things as herein provided to be done by the Lessee at the expense of the Lessee, and said expense thus incurred may also be collected as additional rent under the lease.

        8. Lessee shall be obligated to make all interior non-structural repairs to the Demised Premises. Lessor, at its sole cost and expense, shall make all structural repairs, replacements and alterations to the interior and exterior of the Demised Premises and the building of which it is part, including the roof, roof deck and roof structure, the exterior masonry or metal walls and foundations, the gutters and downspouts and the load bearing structural parts of the Demised Premises, slab floors, and exterior window and door frames. Lessee shall maintain, replace, alter and repair the sprinkler system located in or serving the Demised Premises. Lessor shall maintain and repair all damage or injury to the Demised Premises and Lessee's fixtures, equipment or appurtenances or personal property of Lessee therein caused by or resulting from carelessness, act, omission, neglect or improper conduct of Lessor, its servants, employees, invitees or licensees, at Lessor's sole cost and expense, to the reasonable satisfaction of Lessee reasonably exercised. Lessee shall maintain, replace, alter and repair the plumbing and heating systems and equipment located in or serving the Demised Premises, unless the reason for repair, alteration or replacement is due to the negligence of Lessor, its agents or employees. To the


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extent that portions of the plumbing and heating systems equipment servicing the
Premises are located outside the Premises, the Lessor shall ensure that Lessee has prompt access to the same to make repairs.

                In the event that the making of such structural repairs or alterations in the Demised Premises shall render the Demised Premises untenantable for the conduct of Lessee's business for a period in excess of three (3) consecutive business days, then Fixed Rent and Additional Rent shall be abated until Lessee received notice from the Lessor that the premises are tenantable. Lessor agrees that while exercising such right of access and making such report or alterations it shall use its best efforts to avoid interfering with Lessee's conduct of its business at and from the Demised Premises. Lessor agrees, at its expense, to repair and restore the Demised Premises subsequent to conducting any repairs or alterations therein to the conditions existing prior thereto.

                If Lessor does not make the structural repairs that are required to make with due diligence to the Demised Premises, Lessee at its option, shall be allowed to do this at Lessor's expense. Any failure by Lessee to give notice to Lessor of the need to repair shall not relieve Lessor of its obligation to make such repairs if Lessor otherwise obtains knowledge thereof. Lessor agrees in the making of any repairs, alterations, additions or improvements and will use its best efforts to minimize interference with Lessee's use and enjoyment of an access to the Building and the Demised Premises and that Lessee will perform and complete such repairs or changes with due diligence. Notwithstanding anything to the contrary contained in this Lease, Lessor shall have an obligation to make structural repairs and to take any necessary action to effectuate the restoration of services with respect to the Demised Premises and Lessor shall proceed with reasonable diligence in performing such obligation. If, as a result of Lessor's failure to make such structural repairs, or to take such other action as is required hereunder, Lessee is not able to use the Demised Premises for three (3) business days, Lessee shall be entitled to an abatement of Fixed Rent and Additional Rent for that portion of the Demised Premises which is unusuable until such time as all such repairs have been made and other necessary actions taken. The abatement shall end upon notice from Lessor to Lessee that such repairs have been completed and the Demised Premises are tenantable. In the event that the Demised Premises shall remain untenantable for a period in excess of fifteen (I 5) consecutive days after the Lessee has given Lessor notice thereof, then upon notice to Lessor given after the expiration of such fifteen (15) day period, Lessee may, at the Lessee's option, terminate this Lease or Lessee may refrain from giving such notice and remain in occupancy under this Lease while Fixed Rent and Additional Rent remain abated.

        9. In the event of the filing of a voluntary petition in bankruptcy, by the Lessee herein, the Lessor shall have the further right in said event, to forfeit and terminate this lease. The said forfeiture to be effected by giving notice in writing to the Lessee herein or to the person then in charge of the Demised Premises.

                In the event of (i) an involuntary filing of a petition in bankruptcy against Lessee, and/or (ii) issuance of an execution, the provisions of this Article shall not become operative and no default shall have occurred under this Lease unless the same is not discharged or dismissed
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within ninety (90) days after its filing or issuance.  Furthermore  in the event of the filing of a petition in bankruptcy, whether voluntary or involuntary, by or against the Lessee or the issuance of an execution out of any court Lessor may not exercise -an rights under this Article or elsewhere in this Lease to forfeit and terminate this Lease so long as Lessee is otherwise not in default beyond the expiration of any notice and grace period in the payment and performance of Lessee's obligations under this Lease.

        10. In the event of any damage to the Demised Premises resulting from fire or any other cause which is included within the scope of extended all-risk coverage insurance, however such damage may have been caused, Lessor and Lessee will look for reimbursement for such damage solely to its respective insurers as to any loss Sustained by Lessor and Lessee, respectively, for which Lessor or Lessee, as the case may be, is required to maintain insurance pursuant to this Lease and as to any such respective loss, Lessor and Lessee each waive any and all claims, rights for damages and rights of recovery against the other or any one claiming through or under the other by subrogation or otherwise, to the extent permitted by law and to the extent that such waiver shall not constitute a defense to payment under their respective insurance policies. Lessor and Lessee shall obtain a waiver of subrogation rights and a consent to the releases contained herein from their respective insurers and shall promptly notify the other if for any reason such waiver and consent is not so obtainable.

        11. Lessee, at its own cost and expense, shall carry General Public Liability Insurance with respect to the Demised Premises, insuring both Lessor and Lessee against personal injuries in the amount of at least Three Million ($3,000,000.00) Dollars, and not less than Five Hundred Thousand ($500,000.00) Dollars for damage to property; and Lessee shall deliver to Lessor a certificate of the insurance company or companies issuing such insurance evidencing such coverage, which certificate shall contain a statement to the effect that such coverage may not be cancelled without at least ten (10) days written notice to Lessor.

        12. Lessor shall maintain Comprehensive General Liability Insurance for both personal injury and property damage, including contractual liability coverage, with respect to the common areas and the building (other than the demised premises) and property in amounts not less than Three Million ($3,000,000.00) Dollars for each occurrence or person and Five Hundred Thousand ($500,000.00) Dollars for damage to property. Each insurance policy shall be issued by an insurer of recognized responsibility. Each insurance policy shall be carried in favor of and name both Lessor and Lessee and any other persons designated by Lessor. The insurance required by this Section may be included in general coverage under policies that include the coverage of other property in which Lessor has, or Lessor's affiliates have, an insurable interest. Each insurance policy or certificate with respect thereto shall be delivered to Lessee. Each insurance policy shall provide, in effect, that it may not be cancelled, reduced in amount, or modified by the insurer until at least ten (1
0) days after the insurer shall have notified Lessee in writing.



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        13.     Lessor is not  responsible  for any  damage to  contents  of the
Lessee however caused unless due to the gross negligence or willful misconduct of Lessor, and Lessee shall pay for and maintain its own fire insurance coverage on its merchandise and equipment.

        14. In case of damage by fire or other cause to the Demised Premises, if the damage is so extensive so as to amount practically to total destruction of the Demised Premises, or if Lessor shall be unable to rebuild and restore the same within ninety (90) days after the casualty occurs, then Lessee may elect within thirty (30) days of such occurrence to terminate this Lease upon thirty (30) days notice to Lessor, and upon such notice this Lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage.) In addition, if such an extensive casualty shall occur at any time during the last year of the term of this Lease or any renewal ten-n, Lessor may elect within thirty (30) days of such occurrence to terminate this Lease and not rebuild or restore the Demised Premises upon thirty (30) days notice to Lessee, and unless Lessee, within ten (I 0) days after receipt of such notice notifies Lessor of Lessee's election to exercise any then existing renewal Option to extend the Lease term, this Lease shall cease and come to an end upon the giving of Lessor's termination notice, and the rent shall be apportioned to the date of the damage. In all other events where the Demised Premises are damaged by fire the Lessor shall promptly repair the damage and to the extent that such damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired.

        15. If the Demised Premises shall be partially damaged by casualty which damage renders the Demised Premises unusable to Lessee, then Lessee shall be entitled to a total abatement of rent until such damage has been repaired by Lessor and the Demised Premises are made useable for Lessee. If all repairs required to be made by Lessor are not made within three months of the date of damage to the Demised Premises, then Lessee shall have the option to cancel the Lease upon thirty (30) days prior written notice to Lessor.

        16. It is agreed and understood that the Lessor, his heirs, or assigns, may enter the premises hereby leased at any time during the term, in the presence of the said Lessee for the purpose of ascertaining whether the said premises are kept in good order and repair during business hours. Further, that the Lessor reserves the right to display a "for rent or sale" card upon the said premises, and to show same to prospective tenants or buyers.

                Lessor's right, however, to enter the premises or to show the same to prospective buyers or tenants may be exercised only at reasonable time during business hours and upon prior reasonable notice and only in the presence of a representative of Lessee unless Lessee otherwise authorizes Lessor in writing or in case of an emergency.

        17. All damages or injuries done to the said premises by Lessee other than those caused by fire and other perils covered by an all-risk casualty policy and by ordinary wear and tear or by the acts or omission of the Lessor shall be repaired by the Lessee herein. And the Lessee covenants and agrees to make or commence making said structural repairs upon five

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days'  notice given to him by the Lessor,  and if he shall  neglect to make said repairs or commence to make the same promptly or within ten days after said notice as given to him, the Lessor shall have the right to make the said repairs at the expense and cost of the Lessee, and the amount thereof may be collected as additional rent accruing for the month following the date of the said repairs, and if the said expense is made at the expiration of the term, then the cost so made may be collected by the landlord as an additional rent for, the use of the premises during the entire term.

        18. Lessee represents and warrants that except as previously reported to Lessor with respect to garment cleaning solvents used in the ordinary course of Lessee's business, and small quantities of general cleaning solvent and other substances customarily used by ordinary garment industry tenants of manufacturing, warehouse and distribution facilities none of the goods which it will store with Lessor are hazardous or dangerous materials or articles, explosives or pesticides (collectively "hazardous substances"), as defined under and regulated by federal, state or local laws, statutes, ordinances or regulations (collectively, "environmental regulations"). Except as set forth in the preceding sentence, Lessor represents and warrants that it will not store or permit to be stored at the building or the property on which the building is located any hazardous substances. Lessor represents and warrants there is no hazardous substances, including without limitation, asbestos or asbestos containing materials located in the Premises or the building.

        19. Lessee hereby accepts notice to quit, remove from, and surrender up possession of the said Demised Premises to the said Lessor, his heirs or assigns, at the expiration of the said term, whenever it may be determined by legal proceedings only, whether by forfeiture or otherwise, without any further notice to that effect, all further notice being hereby waived. And thereupon the Lessee shall be a non-tenant, subject to dispossession by the said Lessor by legal proceedings only, without further notice or process of law, with release of error, and of damages, and the said Lessor by legal proceedings only may re-enter the premises and dispossess the Lessee without thereby becoming a trespasser. And the Lessee hereby waives the benefit of all exemption laws of this Commonwealth that now are in force or may hereafter be in force, or in any action or actions that may accrue on this contract, and in any distress or distress that may be made for collection of the whole of said rent or any part thereof. Waiving also the benefit of stay of execution, inquisition, extension, and all errors, in all proceedings arising out of this lease.

        20. No showcase, sign or hanging or protruding sign or permanent obstruction of any kind shall be kept or maintained by the Lessee on the reservation or sidewalk in front of the Demised Premises, said space to be used only for purpose of ingress and egress. Notwithstanding the foregoing, during the term of this Lease, Tenant shall be entitled to maintain its existing sign on the building in its current location and shall be entitled to remove the sign which it placed on a nearby shed and place the same on the building.

        21. The Lessee will bear, pay and discharge when and as the same become due and payable all judgments and lawful claims for damages or otherwise against Lessor arising from its use or occupancy of said leased premises or the sidewalk in front and side of said premises, and

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will assume the burden and expense of defending all such suits,  whether brought before the expiration of this lease and will protect, indemnify and save harmless the Lessor, his agents, servants, employees and public at large by reason of or on- account of the use or misuse of the premises hereby leased or the sidewalk in front of the said premises, or any part thereof, due to the negligence of the Lessee or its agents or employees. Lessor shall indemnify, defend and hold harmless Lessee from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including, without limitation, legal fees), suffered or incurred as a result of or in connection with any negligence or misconduct of Lessor or any other person claiming under Lessor, or the contractors, agents' employees, invitees or licensees or Lessor or any such person in or about the Premises or the building or the adjoining real property.

        22. Lessee does hereby release and discharge said Lessor, his heirs and assigns, from any and all liability for damage that may result from the bursting, stoppage and leakage of any water pipe, gas pipe, sewer, basin, water-closet, steam pipe and drain, and from all liability for any and all damage caused by the water, gas, steam, waste and contents of said water pipes, gas pipes, sewers, basins, water-closets and drains unless due to the gross negligence or willful misconduct of Lessor.

        23.     Each of the following constitutes a default hereunder.

                (i) Lessee's failure to pay within ten (10) days after written notice from the Lessor, the base rent or additional rent within the period of time provided for herein after written notice from Lessor;

                (ii) Lessee's failure to perform or observe any other Lessee's obligation under this Lease thirty (30) days after it receives written notice from Lessor, or in the case where Lessee's failure to perform or observe any other Lessee's obligation under this Lease cannot with due diligence be cured in thirty (30) days, if Lessee shall not commence such cure within thirty (30) days after it receives written notice from Lessor and diligently prosecute such cure to completion;

                (iii) Lessee's failure to vacate or stay any of the following within thirty (30) days after they occur: (A) a petition in bankruptcy is filed by or against Lessee, (B) Lessee is adjudicated as bankrupt or insolvent, (C) a receiver, trustee or liquidator is appointed for all or a substantial part of Lessee's property, or (D) Lessee makes an assignment for the benefit of creditors.

        Upon the occurrence of any Default, Lessor shall have the right, at Lessor's option and in addition to all other remedies given under this Lease or under the law, to elect to do any one or more of the following without further notice or demand to Lessee:


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                (i)     terminate this Lease by appropriate  legal  proceedings,
                        in which event Lessee shall immediately surrender the Premises to Lessor; and Lessee shall, and hereby agrees to, indemnify Lessor for all loss and damage which Lessor suffers by reason of such termination, including without limitation, damages in an amount equal to the total of (1) the actual, out-of-pocket, reasonable costs of recovering the Premises and all other expenses incurred by Lessor in connection with Lessee's default;
                        (2)  the   unpaid   rent   earned  as  of  the  date  of
                        termination,   plus   interest  at  the  interest   rate
                        specified; (3) the excess of the total Base Rent and Additional Rent which Lessor would have received under this Lease for the remainder of the Term, but discounted to the then present value using a rate equal to the prime rate of Mellon Bank, N.A. then in effect, over the fair market rental value of the Premises including Base Rent and Additional Rent for the balance of the Tenn as of the time of such default, discounted to the then present value using a rate equal to the prime rate of Mellon Bank, N.A. then in effect; and (4) all other sums of money and damages owing by Lessee to Lessor; or

                (ii) enter upon and take possession of the Premises after terminating this Lease by appropriate legal proceedings and without being liable to prosecution or any claim for damages therefor, and, if Lessor elects, relet the Premises on such terms as Lessor deems advisable, in which event Lessee shall pay to Lessor on demand the actual, commercially reasonable, out-of-pocket cost of repossession, renovating, repairing, and altering the Premises for a new tenant or tenants and any deficiency between the Base Rent and Additional Rent payable hereunder and the rent paid under such reletting, payable on the due dates for such rental payments hereunder; provided, however, that Lessee shall not be entitled to any excess payments received by Lessor from such relenting. Lessor's ability or failure to relet the Premises shall not release or affect Lessee's liability for Base Rent, Additional Rent or for damages. Lessor agrees to use diligent efforts to relet the Premises on commercially reasonable terms and to collect rents due in accordance with such relenting; or

                (iii) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Lessee is responsible hereunder. Lessee shall reimburse Lessor immediately upon demand for any actual, commercially reasonable, out-of-pocket expenses which Lessor incurs in thus effecting Lessee's compliance under this Lease, and Lessor shall not be liable to Lessee for any damages with respect thereto, provided Lessor uses its best efforts to minimize interference with Lessee's conduct of its business in the Premises.

                No agreement to accept a surrender of the Premises and no act or omission by Lessor or Lessor's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Lessor. No re-entry or taking possession of the Premises by Lessor shall constitute an election by Lessor to terminate this Lease unless a written notice of such intention is given to Lessee.

                No provision of this Lease shall be deemed to have been waived by Lessor or Lessee, respectively, unless such waiver is in writing and signed by Lessor or Lessee, respectively. Lessor's acceptance of any rent following Default hereunder shall not be construed as a waiver of such Default. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Lessor's or Lessee's right to insist upon strict performance of the terms of this Lease, without a written notice thereof from the party waiving its right hereunder.

                Any rent or other amounts that are not paid when due hereunder will accrue interest at the rate of the prime rate of Mellon Bank, N.A. (as such prime rate may change from time to time) plus three percent (3%) per annum (but in no event in an amount in excess of the maximum rate allowed by law) from the date on which it was due until the date on which it is paid in full with accrued interest.

                Except  as otherwise  set forth  herein,  the rights  granted to
Lessor shall be cumulative of every other right or remedy provided in this Lease or which Lessor may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of rent or damages accruing to Lessor by reason of any Default under this Lease. Lessee agrees to pay to Lessor all actual, out-of-pocket, reasonable costs and expenses incurred by Lessor in the enforcement of this Lease, including all attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Lessor.

                The remedies permitted by this Section shall survive the termination of this Article.

                Lessor agrees that if at any time or times any governmental authorities or insurance rating bureaus having jurisdiction shall complain that the Demised Premises or the building of which the same is a part were not constructed in compliance with any law, ordinance or regulation of any governmental authority or insurance rating bureau having jurisdiction and shall request compliance, then, unless and except to the extent that any such non-compliance is caused by Lessee, Lessor shall, upon receipt of notice of such complaint, cause such repairs, alterations or other work to be done so as to bring about the compliance requested. Lessor shall, at its sole cost and expense, comply with all laws and requirements of public authorities and all requirements of insurance bodies requiring structural repairs or alterations to the real property, building or Premises unless such repairs or alterations are necessitated by the particular use of the Premises by Lessee, other than the use permitted by this Lease. Lessor represents and covenants that (1) the Certificate of Occupancy and all building permits for the real property, building and the Premises permit the use and occupancy of the Premises for the Lessee's intended use as contemplated by this Lease and the Certificate of Occupancy and all building permits for the Premises, the building and the real property shall not be modified in any way which curtains such use;
(2) such use is permitted by all laws and requirements of public authorities and all requirements of insurance bodies including, without limitation, zoning laws, codes, rules and regulations applicable to the real property, the building and the Premises; and (3) copies of the Certificate of Occupancy for the real property, Certificate of Occupancy for the building and the Certificate of Occupancy for the Premises and all building permits for the Premises will be delivered by Lessor to Lessee as soon as Lessor has obtained the same.

        24. Lessor agrees that at all times, except for temporary causes, beyond the reasonable control of Lessor, there will be free and uninterrupted access for pedestrian and motor vehicles (including but not limited to tractor trailer trucks) to and from Yatesville Road to all doors and loading docks and unloading areas appurtenant to the Demised Premises.

        25. The common areas, being the parking areas and access roads on the property (the "property") on which the Demised Premises is located (including but not limited to Passan Drive) as shown on the attached plot plan set forth on Exhibit B annexed hereto and made a part hereof (collectively, the "common areas"), shall be used for the sole purpose of parking and maneuvering of vehicles, egress and ingress, and loading and unloading of goods stored at the Demised Premises or at the building and Lessor shall use its best efforts to prevent material interference by Lessor or any other tenant at the building or anyone claiming by, through or under Lessor, with the conduct of Lessee's permitted Use and business at the Demised Premises. Lessor grants to Lessee the non-exclusive right and easement to use the common areas and to permit Lessee's employees, invitees, customers, agents and contractors to use the common areas for the aforesaid purposes. This right and easement may be exercised only in common with other occupants of the complex and with Lessor, and their respective employees, invitees, customers, agents and contractors and Lessor shall not pen-nit anyone else to use the common areas other than Passan Drive. Lessor's right to use the common areas shall be solely for the purposes of repairing, maintaining and inspecting the same; carrying out Lessor's obligations under this Lease and any other lease or occupancy agreement with respect to the building; complying with legal and insurance requirements applicable to the property and showing the property to prospective tenants, occupants, purchasers and mortgagees of the property.

                Lessor further agrees to provide, operate, repair, replace and maintain during the term of this Lease and any extensions hereof, all of the common areas (being all parking areas, loading areas, driveways, sidewalks, drainage and sewer systems, utility pipes, lines and conduits, and service entrances therein), perform all landscaping, paving, grading and maintain lighting facilities sufficient to provide reasonably adequate and continuous lighting throughout all of the common areas, and to keep the common areas free of obstruction, clear of debris, water, ice and snow and in a clean condition for the entire term bf this Lease and any extension thereof.

                Throughout the term of this Lease, Lessor shall keep in place and maintain at least one hundred ninety-eight (198) parking spaces in the areas in front of the Demised Premises land the exclusive use of the additional parking area to the west of the Demised Premises, which area shall be properly graded by Lessor, all as shown on the attached plot plan. Lessor shall ensure that the exits and entrances to the common areas,'which may contain signs directing traffic in and out of said parking areas, are kept open and in place as shown on the attached plot plan. Lessor shall keep said parking areas, driveways, sidewalks and pedestrian malls lighted at such times during the hours of darkness as Lessee's business shall be operating at the Demised Premises and at least one hour thereafter.

        26. This Lease and the terms, provisions and conditions contained herein restate, replace and supersede all prior leases between the parties.

        27. Lessee covenants and agrees and will be solely responsible to maintain the heat in the Demised Premises at a sufficient level to prevent the sprinkler system from freezing.

        28. Lessee further agrees to pay to Lessor as additional rent any increase or increases in fire insurance premiums upon the Demised Premises due to an increase in the rate of fire insurance in excess of the rate on the Demised Premises at the time of making of this Lease, if said increase is caused by any act or neglect of Lessee or the manner in which Lessee conducts its business at the Demised Premises.

        29. In the event the Demised Premises, or any part of the Demised Premises, be taken or condemned for public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date possession of said premises shall be vacated or surrendered by Lessee to the condemnor, and the rent reserved shall abate proportionately to the square feet of leased space taken or condemned. Lessor shall promptly after such taking restore the Demised Premises or said building to substantially the same condition as existed prior to such taking, subject to a reduction in size due to such taking. In addition, if the entire Demised Premises, or such portion thereof or of any of the common areas used for parking, loading or access as will render in the Lessee's sole but reasonable judgment the Demised Premises or such common areas inadequate for Lessee's purposes, shall be so taken, then in any such event Lessee shall have the right to terminate this Lease effective on the date of such taking and the rent shall be prorated to the date thereof. In the event of any taking, Lessee may claim damages from the condemnor for the taking of the leasehold as well as consequential damages from the condemnor, such as moving expenses. If Lessor receives any notice relating to the condemnation of all or part of the Demised Premises or the building or the common areas, Lessor shall notify Lessee in writing of said notice within five (5) days after receipt by Lessor of said notice.

        30. In the event that Lessee remains in possession beyond the term of this Lease with the consent of Lessor, which consent shall be construed from silence, this Lease shall remain in effect under the same terms and conditions except that the term shall be on a month-to-month basis, and may be terminated by either party upon thirty (30) day's written notice to the other.

        31. Lessor, at its own cost and expense, agrees that it will maintain at all times during the term of this Lease with respect to the Demised Premises and the building in which it is located, insurance against loss or damage by fire and the so called extended all-risk coverage casualties, (including, but not limited to, subsidence coverage). Said insurance shall be the greater of (x) of the full replacement value of the building and (y) one hundred (100%) of the insurable value, and, in any event, sufficient insurance shall be carried so that the insured shall not be a coinsurer. Lessor shall deliver to Lessee a certificate of the insurance company or companies issuing such insurance, which shall be duly licensed to do business in the State of Pennsylvania, evidencing such coverage, which certificate shall contain a statement to the effect that such coverage may not be cancelled without at least ten (IO) days written notice to Lessee.

        32. Lessee and Lessor each agrees to indemnify and save harmless the other from and against any and all liability, loss, damages, costs or expense which Lessor or Lessee, as the case may be, may incur, suffer or be required to pay by reason of any failure of the other party's representations, agreements and guarantees contained in this Lease.

        33. Lessee agrees that upon the written request of Lessor it will subordinate this Lease and the lien hereof, from time to time, to the lien of any present or future mortgage made to a bank, insurance company or similar financial institution, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage agrees not to disturb Lessee's possession of the Demised Premises or interfere with any of Lessee's rights hereunder so long as no default on the part of Lessee hereunder shall continue after the giving of notice and passage of the applicable grace or cure period. Lessor agrees to deliver to Lessee prior to the commencement of the term of this Lease such a nondisturbance agreement, which shall be in form and substance reasonably satisfactory to Lessee, from the holder of each existing mortgage and ground lease.

        34. Nothing contained in this Lease shall be construed as releasing Lessor from responsibility for, or as indemnifying Lessor against, its own, or its agents' or employees' negligent acts or omissions or wilful misconduct.

        35. If Lessor shall default in the performance or observance of any agreement or condition in this Lease on its part to be performed or observed, and if Lessor shall not cure such default within the time periods provided for herein after written notice (or, if said default is non monetary and is not reasonably capable of cure within thirty (30) days, shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Lessee may at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Lessor, and any amount paid or any contractual liability incurred by Lessee in so doing shall be deemed paid or incurred for the account of Lessor, and Lessor agrees to reimburse Lessee therefor or save Lessee harmless therefrom; provided that Lessee may cure, any such default as aforesaid prior to the expiration of said waiting period, but after said notice to Lessor (which notice, in the case of emergency, may be given orally or in any other reasonably due and sufficient manner) if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Demised Premises or Lessee's interest therein, to prevent injury or damage to persons or property, or to enable Lessee to conduct its business in the Demised Premises. If Lessor shall fail to reimburse Lessee upon demand for any amount paid for the account of Lessor hereunder or for any other sum payable to Lessee pursuant to this Lease, said amount or sum plus interest thereon at an annual rate of 2% in excess of the prime rate as published from time to time in the Wall Street Journal, but in no event greater than the maximum legal rate of interest, from the date of demand upon Lessor for payment, may be deducted by Lessee from the next or any succeeding payments of rent due hereunder.

        36. Lessee shall not assign this Lease nor sublet all or a portion of the Demised Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

                Lessee shall have the right, without the prior written consent of Lessor, to assign this Lease or any portion thereof, or to sublet all or part of the Demised Premises to any related or affiliated company or to any entity or person to whom all or substantially all of the assets or stock of Lessee are sold or transferred. Notwithstanding the above, in the event of an assignment or subletting, Lessee shall remain liable under all the terms and conditions of this Lease.

        37. Lessor covenants and agrees that, upon Lessee's paying the rent and observing and performing all of the terms, covenants, and conditions on Lessee's part to be observed and performed, Lessee may peaceably and quietly enjoy the Demised Premises and all of Lessee's rights hereunder.

        38. Lessor represents and warrants that he owns the fee title to the Demised Premises and the common areas and other property shown on the attached plot plan; he has full right, title, and authority to enter into and perform his obligations under the Lease; and Exhibit 1 hereto is a true and complete list of all mortgages and ground leases, if any, encumbering the premises as of the date hereof and the names of the holders thereof and that except as provided on said Exhibit Lessor owns such fee title free and clear of any other liens or encumbrances.

        39. Any notices required to be sent under this Lease shall be mailed by certified mail, return receipt requested, addressed, if to the Lessor at 1 Passan Drive, Laflin, Pennsylvania 18702, and, if to Lessee at Leslie Fay Marketing, Inc., One Passan Drive, Laflin, PA 18702-7302, Attention: Warren T. Wishart, Senior Vice President, Chief Financial Officer with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, NY 10036,
Attention: Michael J. Shef, Esquire, or to some future address as designated by either of the parties in writing sent by notice as herein required. Notices shall be deemed given when mailed as aforesaid, three (3) business days after being deposited in the U.S. mail postal office.

        40. This Lease shall inure to and be binding upon the respective heirs, executors, administrators, successors and assigns of the Lessor and Lessee.

        41. Lessee may, but shall not be obligated to, remove at or prior to the termination of this Lease or any extensions thereof, any equipment or trade fixtures installed by it on the Demised Premises even though such fixtures or equipment may be attached to the Demised Premises, but all damage to the Demised Premises caused by such removal shall be repaired by Lessee. Lessor shall not have any lien for the performance of any obligations of Lessee upon any fixtures, machinery or equipment, or goods, wares or merchandise or other personal property, and hereby expressly waives the provisions of any law giving to it such a lien.

        42. It is expressly understood by the parties that the whole agreement is embodied in this agreement and that no part or item is omitted.

        43. Lessor and Lessee represent to each other that they have dealt with no broker in connection with this Lease.

        44. Lessee shall reimburse Lessor for any increase in Lessor's real estate taxes on the Demised Premises, over and above the real estate taxes which Lessor shall have paid for the fiscal year 1990. Lessor represents that said property is taxed as a separate tax parcel. Lessee's Obligation pursuant to this paragraph, if any, shall become due and payable, as additional rent, within (10) days after the payment by Lessor of such property taxes and upon submission to Lessee by Lessor of a statement showing the computations upon which Lessee's payment under this paragraph are based and a copy of the tax bill. If any exemption and/or abatement, rebate or refund shall be made for any tax year, an appropriate refund shall be made with respect to the amount paid by Lessee to Lessor on account of real estate taxes dependent on the amount of such exemption and/or abatement, rebate or refund less Lessee's proportionate share of the cost and expense of obtaining the same. If Lessor does not elect to bring a proceeding for an exemption and/or abatement, rebate or refund for any tax year in which there has been an increase in assessment Lessor shall notify Lessee reasonably in advance of the date when such proceeding may no longer be brought and Lessee shall have he right to maintain such proceeding on behalf of Lessor. Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee hereby agree that the initial responsibility for the payment of all real estate taxes shall be upon Lessor and Lessor agrees to pay the same as required by law, but in any event, so as to assure that Lessee's right to occupy the Leased Premises shall not be disturbed or threatened. Lessee shall not be required to share in any penalties, interest, late payments or the like resulting from Lessor's late payment of real estate taxes.

WITNESS:

/s/ Jack L. Robinson                                  /s/ JOHN J. PASSAN
-----------------------                              ----------------------
                                                     JOHN J. PASSAN, LESSOR

/s/ Antoinette Lane                                  LESLIE FAY MARKETING, INC.,
-----------------------
LESSEE

                                                     By: /s/ Vance Walsh
                                                     -----------------------

                                COMMERCIAL LEASE

         --------------------------------------------------------------
                                     BETWEEN

                                 JOHN J. PASSAN
         --------------------------------------------------------------

         --------------------------------------------------------------
                                       AND
                           LESLIE FAY MARKETING, INC
         --------------------------------------------------------------

         --------------------------------------------------------------
                                      From

         --------------------------------------------------------------

         --------------------------------------------------------------
                                       TO

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         --------------------------------------------------------------

         --------------------------------------------------------------